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                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           KEITHLEY INSTRUMENTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  OHIO                                    34-0794417
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

     28775 AURORA ROAD, SOLON, OHIO                         44139
----------------------------------------   -------------------------------------
(Address of principal executive offices)                 (Zip Code)

          KEITHLEY INSTRUMENTS, INC. 1997 DIRECTORS' STOCK OPTION PLAN
              KEITHLEY INSTRUMENTS, INC. 2002 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

       JOSEPH P. KEITHLEY, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           KEITHLEY INSTRUMENTS, INC.
                    28775 AURORA ROAD, CLEVELAND, OHIO 44139
                     (Name and address of agent for service)

                                 (440) 248-0400
          (Telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                    Proposed Maximum        Proposed Maximum
 Title of Securities to        Amount to be        Offering Price Per      Aggregate Offering          Amount of
    be Registered (1)         Registered (2)           Share (3)                Price (3)          Registration Fee
-------------------------- --------------------- ----------------------- ------------------------ --------------------
 Common Shares, without
        par value            3,450,000 shares           $17.465                $60,254,250             $5,543.39
======================================================================================================================

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
2. 450,000 shares being registered represent the incremental number of shares that may be purchased under the Keithley Instruments, Inc. 1997 Directors' Stock Option Plan, and 3,000,000 represents shares to be issued pursuant to the Keithley Instruments, Inc. 2002 Stock Incentive Plan. Also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution adjustment provisions of both Plans.
3. Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on the average of the high and low reported sale prices on May 7, 2002, of the registrant's Common Shares as reported on the New York Stock Exchange.


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EXPLANATORY NOTE

         The purpose of this Registration Statement is to register an additional 450,000 Common Shares of Keithley Instruments, Inc. (the "Registrant") that may be issued under the Keithley Instruments, Inc. 1997 Directors' Stock Option Plan (the "Directors' Plan"). The additional shares to be registered represent an increase from 400,000 Common Shares (previously registered pursuant to the Registrant's Registration Statement on Form S-8, Registration No. 33-21999, filed with the Securities and Exchange Commission on February 19, 1997 (the "Prior Registration Statement") and adjusted for a 100% stock dividend issued subsequent to the effectiveness of the Prior Registration Statement) to 850,000 Common Shares that may be issuable under the Directors' Plan. The contents of the Prior Registration Statement are hereby incorporated by reference. With respect to the Directors' Plan, the Items below contain only such information required by General Instruction E. of Form S-8.

         This Registration Statement also registers 3,000,000 Common Shares of the Registrant that may be issued pursuant to the Keithley Instruments, Inc. 2002 Stock Incentive Plan (the "Incentive Plan" and, together with the Directors' Plan, the "Plans").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended September 30, 2001;

b) The Registrant's Quarterly Reports on Form 10-Q for the first quarter of fiscal 2002 ended December 31, 2001, and March 31, 2002;

c) The description of the company's Common Shares contained in Item 11 of the Registrant's Form 10 Registration Statement (No. 0-13648) as declared effective on July 31, 1985 relating to the registration of the company's Common Shares under Section 12(g) of the Exchange Act.

d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Common Shares offered pursuant to this Registration Statement have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.




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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Mr. James Griswold, a director of the Registrant, is a partner of Baker & Hostetler LLP, which serves as the Company's general counsel and has rendered an opinion on the legality of the shares being offered hereby. Mr. Griswold owns Common Shares and holds option to purchase Common Shares. Additionally, as a director of the Company, Mr. Griswold is eligible to receive options under the Directors' Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify or agree to indemnify officers and directors against certain liabilities. Pursuant to Section 1701.13(E) and subject to certain limitations contained therein, Article V of the company's Code of Regulations provides that the company will indemnify any director or officer or any former director or officer of the company against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director or officer of the company or is or was serving at the request of the company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in connection with any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative.

ITEM 8.  EXHIBITS.

Number   Description
------   -----------
4(a) Keithley Instruments, Inc. 1997 Directors' Stock Option Plan (Reference is made to Exhibit 10(Z) of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (file no. 1-9965), which
         Exhibit is incorporated herein by reference.)

4(b)     Keithley Instruments, Inc. 2002 Stock Incentive Plan.

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23(a)    Consent of PricewaterhouseCoopers LLP

23(b) Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24       Power of Attorney (included on the signature page hereto)

ITEM 9.  UNDERTAKINGS.

a)       The undersigned Registrant hereby undertakes:

         1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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                  ii)      To reflect in the Prospectus any facts or events
                           arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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c)       Insofar as indemnification for liabilities arising under the Securities
         Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 3rd day of May, 2002.



                                     KEITHLEY INSTRUMENTS, INC.
                                     --------------------------
                                     (Registrant)


                                     By       /s/ Joseph P. Keithley
                                           ------------------------------------
                                                   Joseph P. Keithley
                                              Chairman, President and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Joseph P. Keithley and Mark J. Plush, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the


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premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities indicated on the 3rd day of May, 2002.

Signature                            Title
---------                            -----

     /s/ Joseph P. Keithley          Chairman of the Board of Directors,
---------------------------------    President and Chief Executive Officer
     Joseph P. Keithley              (Principal Executive Officer)

     /s/ Mark J. Plush               Vice President and Chief Financial Officer
---------------------------------    (Principal Financial and Accounting
     Mark J. Plush                   Officer)

     /s/ Brian R. Bachman            Director
---------------------------------
     Brian R. Bachman


---------------------------------    Director
     James T. Bartlett

     /s/ James B. Griswold           Director
---------------------------------
     James B. Griswold

     /s/ Leon J. Hendrix, Jr.        Director
---------------------------------
     Leon J. Hendrix, Jr.

     /s/ William J. Hudson, Jr.      Director
---------------------------------
     William J. Hudson, Jr.

     /s/ N. Mohan Reddy              Director
---------------------------------
     N. Mohan Reddy

     /s/ R. Elton White              Director
---------------------------------
     R. Elton White




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EXHIBIT INDEX



Exhibit
Number            Description
------            -----------

4(a) Keithley Instruments, Inc. 1997 Directors' Stock Option Plan (Reference is made to Exhibit 10(Z) of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (file no. 1-9965), which Exhibit is incorporated herein by reference.)

4(b)              Keithley Instruments, Inc. 2002 Stock Incentive Plan

5 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23(a)             Consent of PricewaterhouseCoopers LLP

23(b)             Consent of Baker & Hostetler LLP (included in Exhibit 5)

24                Power of Attorney (contained on the signature page hereof)






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